Exhibit 10.1.8

EXECUTION VERSION

AMENDMENT NO. 8 TO PARTNER AGREEMENT

This Amendment No. 8 to Partner Agreement (this “Amendment”) is made and effective as of July 12, 2021 and amends the Unanimous Omnibus Partner Agreement (“Partner Agreement”) effective as of January 1, 2015, as previously amended, among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable  capital company (a  “sociedad  de  responsabilidad  limitada  de  capital  variable”  in  Spanish) (“MPR”), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Operaciones”), SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Servicios”) (MPR, Operaciones, and Servicios, collectively, the “LGJV) GATOS SILVER, INC., a corporation formed under the laws of the State of Delaware (formerly, Sunshine Silver Mining & Refining Corporation) (“GSI”), and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (“Dowa” and collectively with GSI and LGJV, the “Parties” and each a “Party”) (Dowa and GSI, each a “Partner”, and together, the “Partners”).

Background

A.Dowa, GSI and the LGJV previously agreed to jointly explore, develop and operate a silver-zinc- lead mine located in the State of Chihuahua, Mexico (the “Los Gatos Project”) by entering into the Partner Agreement.

B.The Partners directly and indirectly own all of the equity interests of the LGJV, with Dowa currently owning 30% and GSI currently owning 70% of such equity interests.

C.The Partners desire to amend the Partner Agreement to increase Dowa’s rights related to Dowa personal seconded to the Corporation.

D.In connection herewith, the Parties have executed and delivered the Confirmation Agreement (the “Confirmation Agreement”).

Unless expressly defined in this Agreement or unless context otherwise requires, capitalized terms used herein will have the meanings specified in the Partner Agreement.

Agreements

For good and valuable consideration, including, without limitation, the entering into of the Confirmation Agreement, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Dowa Personnel. Section 5.3 of the Partner Agreement is hereby amended by adding the following Section 5.3(b) immediately following Section 5.3(a):

“(b) Dowa will have the right to designate one individual to be seconded to the Corporation to hold office as a Vice President of the Corporation, for the purpose of (i) monitoring the Los Gatos Project's financial situation, including, without limitation, accounting, tax and cashflow; and (ii) making recommendations with respect to, and technical advice for mining and processing operations of the Joint Venture Entities to technical and administrative staff in Chihuahua and to the Corporation Board and OpCo Board, as the case may be. Such individual will have full access to all information relating to the Los Gatos Project's operations at both the mine site and the Chihuahua office. The aggregate annual secondment  fee payable by the Corporation to Dowa in connection with such secondment  will  be fixed at  US$200,000, unless otherwise  agreed  from  time to  time between the Partners, and in addition to the secondment fee, the Corporation will be responsible for paying all local costs connection with such individual’s accommodation, local transportation (car and driver) and local employment benefits.”

2.Conditions to Effectiveness. The Parties hereto acknowledge and agree the effectiveness of this Amendment is subject to receipt of approval from the Japan Bank for International Cooperation. Additionally, the Parties hereto acknowledge and agree the effectiveness of this Amendment is subject to the successful consummation of the transactions contemplated pursuant to the Confirmation Agreement.

3.General Provisions.

(a)The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.

(b)This Amendment may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one agreement.

(c)This Amendment and the rights and obligations of the Parties hereunder will be construed in accordance with and be governed by the internal laws of the state of Delaware without regard to its conflicts of laws principles.

(d)Each Party will at its own expense do, make, execute or deliver all such further acts, documents and things in connection with this Amendment as reasonably required from time to time for the purpose of giving effect thereto, all promptly upon request.

(e)Except to the extent amended hereby, all terms, provisions and conditions of the Partner Agreement, as it may have been amended from time to time, shall continue in full force and effect and the Partner Agreement shall remain enforceable and binding in accordance with its terms.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 8 to Partner Agreement as of the date first set forth above.

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
	Name:	Toshiaki Suyama
	Title:	President

GATOS SILVER, INC.

By:	/s/ Stephen Orr
	Name:	Stephen Orr
	Title:	Chief Executive Officer

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer